Exhibit 3.3

Delaware	PAGE 1
The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “TRUMP HOTELS & CASINO RESORTS HOLDINGS, L.P.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF LIMITED PARTNERSHIP, FILED THE TWENTY-EIGHTH DAY OF MARCH, A.D. 1995, AT 3:31 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED PARTNERSHIP.

2494040 8100H	Harriet Smith Windsor, Secretary of State

050352312	AUTHENTICATION: DATE:	3849591 05-02-05

STATE OF DELAWARE
__________________________
DIVISION OF CORPORATIONS
FILED 03.31 PM 03/28/1995
950069068 - 2494040

94390146

CERTIFICATE OF LIMITED PARTNERSHIP

OF

TRUMP HOTELS & CASINO RESORTS HOLDINGS, L.P.

THE UNDERSIGNED, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act and file a Certificate of Limited Partnership, certifies as follows:

1.	The name of the limited partnership is as follow:

Trump Hotels & Casino Resorts Holdings, L.P.

2.	The address of the registered office and the name of the registered agent for service of process is as follows:

Registered Office: c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

Registered Agent: The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

3.	The name and the business address of the general partner is:

Trump Hotels & Casino Resorts, Inc.

725 Fifth Avenue

New York, New York 10022

4.	Additional information determined by the general partner:

None.

Dated: March 28, 1995

General Partner:

TRUMP HOTELS & CASINO RESORTS, INC.

By:	Robert M. Pickus
Title:	Executive Vice President
of Corporate Legal Affairs